EXHIBIT 10.11
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Loan Agreement No:
Guarantor Name:       HOWARD AND BRENDA LEONHARDT
Guarantee Amount:     $1,100,000.00
LOAN GUARANTEE, PAYMENT AND SECURITY AGREEMENT
     This Agreement (the “Agreement”) is made as of June 1, 2007 (the “Effective Date”), by and between BIOHEART, INC., a Florida corporation (the “Company”), and Howard and Brenda Leonhardt (the “Guarantor”).
WITNESSETH:
     WHEREAS, the Company expects to obtain a term loan (the “Loan”), in the principal amount of $5,000,000, from Bank of America, N.A. (the “Bank”);
     WHEREAS, as a condition precedent to the Bank’s making the Loan and as security for the Company’s obligations relating thereto, the Guarantor will (i) pledge and assign to the Bank (the “Pledge”) and grant to the Bank a first-priority security interest in, a investment management account with the Bank having assets of at least $1,100,000 in value deposited in such account (the “Collateral Account”) and/or (ii) execute and deliver a guaranty agreement (the “Personal Guaranty”) in favor of the Bank with a maximum liability to the bank of $1,100,000;
     WHEREAS, subject to the closing of the Loan and in accordance with the terms of this Agreement, the Guarantor has agreed to make payments to the Company equal to 20% (the “Guaranteed Percentage”) of the interest and principal payable by the Company to the Bank in connection with the Loan, which amounts shall be used by the Company solely to pay interest and principal on the Loan;
     WHEREAS, as consideration for the Guarantor’s agreement to make the payments described above and to grant, in favor of the Bank, the Pledge and/or the Personal Guaranty, the Company has agreed, upon the terms and conditions set forth herein, to (i) issue the Guarantor a warrant or warrants to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (ii) pay certain fees to the Guarantor;
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and the Guarantor agree as follows:
1. CONSIDERATION.
     1.1 GUARANTEE DOCUMENTS AND PAYMENTS FOR THE BENEFIT OF THE COMPANY.
     In consideration of the Company’s issuance of the Warrant (as defined in Section 1.2 below) and payment of the Guarantee Fee (as defined in Section 1.2 below), the Guarantor hereby agrees that it shall:

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          (a) At Closing (as defined in Section 2.1 below), execute and deliver, in favor of the Bank, whatever documentation (such documentation, the “Guarantee Documents”) the Bank reasonably requires in connection with the Personal Guaranty and/or the Pledge.
          (b) During the period commencing on the Effective Date and terminating on the date that the Company’s payment obligations under the Loan are satisfied and/or discharged in full, at least ten (10) business days prior to the due date for any payment of interest (“Interest Payment”) or payment of principal (“Principal Payment”) or other payment required to be made by the Company to the Bank under the Loan, pay the Company or the Bank an amount equal to the product obtained by multiplying (x) the total amount of the payment then due and (y) the Guaranteed Percentage (each such payment, a “Guarantor Payment”) provided, that the aggregate amount of Guarantor Payments shall not exceed $1,100,000. The Guarantor may, at its option, elect to make Guarantor Payments by drawing, or authorizing the Bank to draw, on the Collateral Account, if approved by the Bank. The Company shall apply the Guarantor Payment towards an Interest Payment, Principal Payment or other payment due in connection with the Loan, and shall either notify the Guarantor in writing of the due date for any such payment, or shall promptly forward to the Guarantor any correspondence received by the Company from the Bank regarding the amount and due date of such Interest Payment, Principal Payment or other payment (as applicable). All payments hereunder shall be made to a specified account of the Company maintained at the Bank.
          (c) The Guarantor hereby authorizes the Company to notify the Bank in the event that the Guarantor fails to make a Guarantor Payment when due.
     1.2 ISSUANCE OF WARRANTS AND PAYMENT OF MONTHLY FEES
     In consideration of the Guarantor’s issuing the Personal Guaranty and/or the Pledge in favor of the Bank the Company hereby agrees that it shall:
          (a) At Closing (as defined in Section 2.1 below), issue to the Guarantor a warrant to purchase an aggregate of 57,860 shares (the “Subject Shares”) of the Common Stock, with an exercise price of $4.75 per share, in the form attached hereto as Exhibit A (the “Warrant”). The Warrant will provide that the number of Subject Shares will increase to 66,000 shares of the Common Stock in the event the Company has not satisfied and/or discharged all of its payment obligations under the Loan by September 30, 2007 (the “Loan Satisfaction”). The Warrant will further provide that the number of Subject Shares will increase to 82,500, 110,000 and 165,000, respectively, in the event the Company has not satisfied and/or discharged all of its payment obligations under this Agreement and the Loan by the first anniversary, second anniversary and third anniversary of the Effective Date, respectively.
          (b) Pay the Guarantor a cash fee (the “Guarantee Fee”) in the amount determined by multiplying $1,100,000 by 5.0% and multiplying the resulting amount by a fraction, the numerator of which is the number of days elapsed between the date hereof and the earlier of (i) the date of the Loan Satisfaction and (ii) the date that is eight months following the Effective Date (or such later date to which the maturity date of the Note may be extended), and the denominator of which is 365 in accordance with the terms of this Section 1.2(b). The Company shall pay the Guarantee Fee within five (5) business days of the Trigger Date (as defined below). For purposes of this Agreement, the “Trigger Date” shall mean the earliest to occur of: (i) the closing date of an initial public offering of the Company’s Common Stock generating at least $30 million of net proceeds to the Company occurring on or before January 31, 2008 (a “Qualified Offering”), and (ii) the date the Company satisfies and/or discharges all of its payment obligations (a “BlueCrest Loan Satisfaction”) under that certain Loan and Security Agreement, dated as of May 31, 2007 by and between the Company and BlueCrest Capital Finance, L.P. (the “BlueCrest Loan”).

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          (c) If on or before the first business day of the 36th full calendar month after the date of the BlueCrest Loan (the “Outside Payment Date”), the Company has not effectuated a BlueCrest Loan Satisfaction or a Qualified Offering:
               (A) the Company shall use its best efforts to effectuate a BlueCrest Loan Satisfaction as soon as possible following the Outside Payment Date; and
               (B) the Company shall pay the Guarantee Fee no later than five (5) business days following a BlueCrest Loan Satisfaction.
2. THE CLOSING.
     2.1. CLOSING DATE. The parties agree to effect the transactions contemplated hereby (the “Closing”) contemporaneously with the execution of this Agreement, which Closing shall be contemporaneous with the closing of the Loan.
     2.2 CLOSING DELIVERABLES.
          (a) At the Closing, the Company shall deliver or cause to be delivered to the Guarantor:
               (i) an executed copy of this Agreement; and
               (ii) an executed copy of the Warrant.
          (b) At the Closing, the Guarantor shall deliver or cause to be delivered to the Company an executed copy of this Agreement.
          (c) At the Closing, the Guarantor shall deliver to the Bank duly executed copies of the Guarantee Documents.
3. RESTRICTIONS ON TRANSFER OF THE WARRANT
     No transfer of all or any portion of the Warrant shall be made except in accordance with the applicable provisions of this Agreement and/or the Warrant.
4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
     The Company hereby represents, warrants and covenants to the Guarantor and agrees as set forth below; provided, however, that the Guarantor shall not be able to rely on any representation and/or warranty made by the Company if Mr. Leonhardt, who is the Executive Chairman and Chief Technology Officer of the Company, has actual knowledge as of the Effective Date that such representation is inaccurate:
     4.1. CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, properties, or financial condition (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Warrant and the agreements related to the Loan and to carry out and perform

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its obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue and deliver the shares of Common Stock issuable upon valid exercise of the Warrant.
     4.2 AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its shareholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the execution of the agreements related to the Loan, the issuance of the Warrant and the shares of Common Stock issuable upon conversion of the Warrant, the consummation of the other transactions contemplated hereby and the performance of all the Company’s obligations hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement. The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized (the “Warrant Shares”). When the Warrant Shares have been delivered against payment in accordance with the terms of the Warrant, such Conversion Shares will have been, validly issued, fully paid and nonassessable.
     4.3. GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Warrant have been obtained and will be effective at the Closing, except for notices required or permitted to be filed thereafter with certain state and federal securities commissions, which notices shall be filed on a timely basis.
     4.4. OFFERING. Assuming the accuracy of the representations and warranties of the Guarantor contained in Section 5 below, the offer, sale and issuance of the Warrant is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
     4.5. CAPITALIZATION. The authorized capital of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 31, 2007, 20,948,994 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.
     4.5 USE OF PROCEEDS FROM GUARANTOR CASH PAYMENTS. The Company shall use the proceeds of any Guarantor Payment solely to pay amounts due or payable under the Loan.
     4.6 LITIGATION. Except as referenced on Exhibit 3(d) to the Loan Agreement, there is no proceeding involving the Company pending or, to the knowledge of the Company, threatened before any court or governmental authority, agency or arbitration authority.
     4.7 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of the Company and no provision of any existing agreement (including, without limitation, the Loan Agreement with Bank of America (the “Loan Agreement”) or the Senior Loan Agreement [as defined in the Loan Agreement]), mortgage, indenture or contract binding on the Company or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.
     4.8 OWNERSHIP OF ASSETS. The Company has good title to its assets, and its assets

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are free and clear of liens, except for the security interest of BlueCrest (as defined in the Loan Agreement). For purposes of this Section 4.8, a sublicense of any of the Company’s intellectual property is not deemed to be a “lien”.
     4.9 TAXES. All taxes and assessments due and payable by the Company have been paid or are being contested in good faith by appropriate proceedings and the Company has filed all tax returns which it is required to file.
     4.10 FINANCIAL STATEMENTS. The financial statements of Company heretofore delivered to the Guarantor have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present the Company’s financial condition as of the date or dates thereof, and there has been no material adverse change in Company’s financial condition or operations since the date of the financial statements. All factual information furnished by the Company to the Guarantor in connection with this Agreement is and will be accurate on the date as of which such information is delivered to the Guarantor.
     4.11 ENVIRONMENTAL. The conduct of the Company’s business operations and the condition of the Company’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials (as defined in the Loan Agreement).
     4.12 AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of the Company to the Guarantor hereunder, the Company will, unless Guarantor consents otherwise in writing:
          (a) Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.
          (b) Adverse Conditions or Events. Promptly advise the Guarantor orally or in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect the Guarantor’s rights under this Agreement or the Warrant, and (ii) any litigation in excess of $500,000 is filed by or against Company, or (iii) any event that has occurred that would constitute an event of default under the Loan Agreement.
          (c) Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to, taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.
     4.13 NEGATIVE COVENANTS. Until full payment and performance of all obligations of the Company to the Guarantor hereunder, the Company will not, unless the Guarantor consents otherwise in writing:
               (a) Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

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               (b) Incur Obligations. Incur any obligations or take any action that could reasonably be expected to, or have the effect of, causing the Company not to satisfy its obligations under Section 8 of this Agreement.
5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GUARANTOR.
     The Guarantor hereby represents and warrants to the Company and agrees as follows:
     5.1 RELIANCE. The Guarantor understands that the Company has relied on the information and representations with respect to the Guarantor set forth in this Section 5 in determining, among other things, whether an investment in the Warrant is suitable for the Guarantor, and the Guarantor represents and warrants that all such information is true and correct as of the date hereof.
     5.2 POWER AND AUTHORITY. The Guarantor has all requisite power and authority to execute and deliver this Agreement and the Guarantee Documents and to carry out and perform its obligations hereunder and thereunder.
     5.3 EXPERIENCE. The Guarantor is an “accredited investor” within the meaning of Regulation D under the Securities Act and such Guarantor has no ability to acquire the Warrant Shares until at least one year after the date the Warrants are issued.
     5.4. INFORMATION AND SOPHISTICATION. The Guarantor has received all the information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Warrant. The Guarantor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Guarantor. The Guarantor further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment in the Warrant and the Warrant Shares (collectively, the “Securities”).
     5.5 DUE DILIGENCE. The Guarantor has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection with its determination to enter into this Agreement. The Guarantor has made its own decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and, except for the representations and warranties expressly set forth herein, is not relying upon any information, representation or warranty by the Company or any agent of the Company in determining to enter into this Agreement.
     5.6. ABILITY TO BEAR ECONOMIC RISK. The Guarantor acknowledges that investment in the Securities involves a high degree of risk. The Guarantor is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. Neither the Securities and Exchange Commission nor any state securities commission has approved any of the Securities or passed upon or endorsed the merits of the offering of the Securities by the Company.
     5.7 LOCK-UP AGREEMENT. The Guarantor hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company in an agreement in connection with any initial public offering of the Company’s securities, following the effective date of the registration statement for a public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other

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than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock, if any, included in such registration.
     5.8 The Guarantor hereby acknowledges that:
IN THE EVENT THAT SALES OF THE SECURITIES OFFERED HEREBY ARE MADE TO FIVE (5) OR MORE PERSONS IN FLORIDA, ALL PURCHASERS IN FLORIDA HAVE THE RIGHT TO VOID THE SALE OF THE SECURITIES OFFERED HEREBY WITHIN THREE (3) DAYS AFTER THE PAYMENT OF THE PURCHASE PRICE IS MADE TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT, OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.
     5.9 The Guarantor shall, at all times from the date hereof until the date the Company effectuates a Loan Satisfaction, maintain, as security for the Loan, Eligible Collateral (as defined in that certain Pledge Agreement dated of even date herewith between the Guarantor and the Bank (the “Pledge Agreement”)) with an Adjusted Collateral Value (as defined in the Pledge Agreement) in excess of the Guaranty Minimum (as defined in the Pledge Agreement).
6. REIMBURSEMENT OF PAYMENTS IN CONNECTION WITH GUARANTEE DOCUMENTS.
     (a) The Company hereby agrees to pay to the Guarantor (i) all reasonable and documented costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Guarantor in connection with (x) the Guarantor’s negotiation, drafting and execution of this Agreement, the Guarantee Documents and any agreements with Magellan Group Investments, LLC, the Guarantor’s review of all documents in connection with the Loan and the Guarantor’s establishment of the Collateral Account (the “Initial Expenses”) and (y) the Bank’s taking any action against the Guarantor to enforce the Bank’s rights under the Guarantee Documents (together with the Initial Expenses, the “Expenses”) and (ii) to repay to Guarantor the Guarantor Payments. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Company shall not be required to reimburse the Guarantor for Expenses that the Guarantor would not have incurred but for the Guarantor’s failure to satisfy the terms and conditions of this Agreement or the Guarantee Documents.
     (b) Each payment to be made by the Company hereunder shall be due within thirty (30) days of the receipt by the Company of a request for reimbursement from Guarantor; provided, however, that if the date of any reimbursement request occurs prior to the Trigger Date, such payment shall be made within thirty (30) days after the Trigger Date or on the same date the Company is required to pay the Guarantee Fee in accordance with Section 1.2(c) hereof, whichever occurs first. Notwithstanding the foregoing, the Company shall reimburse the Guarantor for the Initial Expenses within ten (10) business days of the Closing.
     (c) All payments payable by the Company hereunder shall be made in immediately available funds to an account that the Guarantor shall designate from time to time in writing to the Company. Except for any Collection Expenses (which shall not bear any interest), payments due shall be made with interest thereon from the due date (or, in the case of the Guarantor Payments, from the date that the Guarantor made such payment) until payment thereof by the Company, at the Prime Rate offered by the

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Bank, plus 5%, and in effect as such due date. For the avoidance of doubt, the due date for any reimbursement request shall be thirty (30) days after the date of a written reimbursement request made by the Guarantor.
     (d) The Company shall make the payments specified above even if there is a dispute about whether the Bank is or was entitled to take any action to enforce its rights under the Guarantee Documents. In no event shall the Company be liable to Guarantor for any special, indirect or consequential damages incurred by Guarantor.
7. DEFAULT; REMEDIES UPON DEFAULT.
     7.1 GUARANTOR DEFAULT.
          (a) The failure by the Guarantor to: (x) pay any Guarantor Payment (whether in cash or by the Bank drawing on, taking control of or foreclosing the assets deposited into the Collateral Account) which failure is not cured within two (2) business days of the Guarantor’s receipt of written notice from the Company of such failure or (y) comply with the covenant set forth in Section 5.9 hereto shall constitute a “Key Default” hereunder.
          (b) Upon any Key Default by the Guarantor, the following shall occur immediately and automatically, provided that the Company shall provide Guarantor with written notice promptly upon learning of any such default: (a) the Warrant shall be cancelled; (b) the Company’s obligations to make payments to the Guarantor under Section 1.2(b) of this Agreement shall be terminated; and (c) the Company’s obligations under Section 6 to reimburse the Guarantor for Expenses shall be terminated.
          (c) Notwithstanding anything to the contrary in this Agreement, the Guarantor shall indemnify, defend and hold the Company harmless from and against all losses (including, without limitation, reasonable attorneys fees and court costs) incurred by the Company as a result of the Guarantor’s breach of any of its material obligations under this Agreement, including, but not limited to, a breach that results in a Key Default; provided, however, (z) in no event shall the Guarantor be liable to the Company for (A) any special, indirect or consequential damages; or (B) an amount in excess of $1.3 million (the “Damages Cap”); provided, however,that if the Bank liquidates all or any portion of the Collateral Account, the amount liquidated by the Bank shall reduce the Damages Cap on a dollar for dollar basis.
     7.2 COMPANY DEFAULT. The failure by the Company to pay or perform any material obligation hereunder (including, without limitation, a breach of its obligations under Section 8 below) which failure is not cured within two (2) business days of the Company’s receipt of written notice from the Guarantor of such failure shall constitute a default hereunder. Upon any such default by the Company, the Guarantor’s obligations to pay the Guarantor Payments shall be terminated. Notwithstanding anything to the contrary in this Agreement, the Company shall indemnify, defend and hold the Guarantor harmless from and against all losses (including, without limitation, reasonable attorneys fees and court costs) incurred by the Guarantor as a result of the Company’s failure to comply with its obligations hereunder; provided that Company’s maximum liability to the Guarantor under this Agreement shall not exceed $1.3 million.
8. REPAYMENT ELECTION.
     (a) Subject to this Section 8, in the event the Company does not close an initial public offering of the Company’s Common Stock generating at least $30 million of net proceeds to the Company by August 13, 2007, the Guarantor, by providing written notice to the Company (the

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“Repayment Election Notice”) at any time between August 13, 2007 and October 15, 2007, may compel the Company to effectuate (i) a BlueCrest Loan Satisfaction or (ii) a BlueCrest Loan Satisfaction and a Loan Satisfaction. Within two (2) days of the Company’s receipt of the Repayment Election Notice, the Company shall (x) provide notice (the “Other Guarantor Notice”) to Mr. Bruce Carson, the R&A Spencer Family Limited Partnership, Dr. William Murphy and Magellan Group Investments, LLC (collectively, the “Other Guarantors”) of the Company’s receipt of the Repayment Election Notice and (y) (A) enter into the Requisite Substitution Agreements (as defined below) or (B) effectuate a BlueCrest Loan Satisfaction or a BlueCrest Loan Satisfaction and Loan Satisfaction (as specified in the Repayment Election Notice).
     (b) In anticipation of its receipt of a Repayment Election Notice, the Company may seek to, but is not required to, locate Eligible Substitute Guarantors (as defined below) desiring to provide collateral to secure the Loan in substitution of the Pledge and the Personal Guaranty. For purposes of this Agreement, an “Eligible Substitute Guarantor” is a natural person or entity that:
          (i) is an “Accredited Investor”;
          (ii) is acceptable to the Bank, in the Bank’s sole discretion;
          (iii) agrees to provide collateral to secure the Loan, which collateral is acceptable to the Bank in the Bank’s sole discretion (“Substitute Collateral”);
          (iv) agrees to enter into a subordination agreement with BlueCrest Capital Finance, L.P., which subordination agreement is acceptable to BlueCrest Capital Finance, L.P. in its sole discretion;
          (v) agrees to enter into a loan guarantee, payment and security agreement with the Company on terms and conditions acceptable to the Company (“Substitute Loan Guarantee Agreements”); and
          (vi) agrees to be bound by that certain Indemnification Agreement, dated as of the date hereof, by and among the Guarantor and the Other Guarantors.
     (c) In the event that, within two (2) days of the date of the Company’s receipt of the Repayment Election Notice (the “Substitution Period”), (i) the Company enters into fully executed Substitute Loan Guarantee Agreements with one or more Eligible Substitute Guarantors agreeing to provide Substitute Collateral in an amount equal to or greater than $1,100,000 (the “Requisite Substitution Agreements”) and (ii) the Bank cancels the Pledge and the Personal Guaranty, then the Company shall have no obligation to effectuate a BlueCrest Loan Satisfaction or a BlueCrest Loan Satisfaction and Loan Satisfaction, as applicable, in accordance with Section 8(a).
     (d) In the event that the Company does not, within the Substitution Period, enter into the Requisite Substitution Agreements and the Bank has not cancelled the Pledge and the Personal Guaranty, the Company shall effectuate a BlueCrest Loan Satisfaction or a BlueCrest Loan Satisfaction and Loan Satisfaction (as specified in the Repayment Election Notice) by the end of the Substitution Period.
     (e) In the event that, in accordance with the Repayment Election Notice, (i) the Company effectuates a BlueCrest Loan Satisfaction but not a Loan Satisfaction, (ii) the Company enters into the Requisite Substitution Agreements and (iii) the Bank cancels the Pledge and the Personal Guaranty:
          (i) the amount of the Guarantee Fee payable by the Company under this Agreement

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shall be determined by multiplying the Collateral Amount by 5.0% and multiplying the resulting amount by a fraction, the numerator of which is the number of days elapsed between the date hereof and the date the Pledge and Personal Guaranty is cancelled by the Bank, and the denominator of which is 365; and
          (ii) the Guarantor shall have no obligation to make any Guarantor Payments due after the end of the Substitution Period.
     (f) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that (i) the Company’s obligations under this Section 8 are a material inducement for Guarantor to enter into this Agreement and provide the Bank with the Pledge and the Personal Guaranty and but for the Company’s agreements under this Section 8, Guarantor would not have entered into this Agreement or provided the Bank with the Pledge and the Personal Guaranty; and (ii) that irreparable damage would occur to Guarantors in the event the provisions of this Section 8 are not performed in accordance with their specific terms by the Company or are otherwise breached by the Company. Accordingly, it is agreed that Guarantor shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 8 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.
     (g) In the event that, during the period commencing on the Effective Date and ending on August 13, 2007, the Company closes an initial public offering of the Company’s Common Stock generating at least $30 million of net proceeds to the Company, the Company shall effectuate a Loan Satisfaction within five (5) business days of the closing of such offering.
9. MISCELLANEOUS.
     9.1. BINDING AGREEMENT; NON-ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not assignable without the express written consent of both parties, which consent may be withheld for any reason. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly otherwise provided in this Agreement. If the Guarantor secures the consent of a third party to indemnify it for certain costs and expenses it may incur hereunder or in connection with the Guaranty Documents, the Guarantor agrees that is shall provide the Company notice of such agreement, including the contact information of the subject third party.
     9.2. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida, irrespective of any contrary result otherwise required under the conflict or choice of law rules of Florida.
     9.3. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
     9.4. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     9.5. NOTICES. Any notice required or permitted under this Agreement must be given in writing and shall be deemed effectively given upon personal delivery or upon overnight mail, postage prepaid, if to the Company, addressed to William H. Kline, Chief Financial Officer, Bioheart, Inc. 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325, with a copy to David E. Wells, Esq., Hunton & Williams, LLP, 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131, or to the Guarantor at

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Mr. Howard J. Leonhardt, [insert address], with a copy to Tobin & Reyes, P. A., Attn: David S. Tobin, The Plaza, 5355 Town Center Road, Suite 204, Boca Raton, FL 33486 and Mrs. Brenda Leonhardt, [insert address] with a copy to Sherman Law Offices, Attn: Craig B. Sherman, 1000 Corporate Drive, Suite 310, Fort Lauderdale, Florida 33334 or at such other address as a party may designate by ten days’ advance written notice to the other party.
     9.6. MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Guarantor.
     9.7. FURTHER ASSURANCES. The parties shall take such further actions, and execute, deliver and file such documents, as may be necessary or appropriate to effectuate the intent of this Agreement.
     9.8. CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection; and (g) “$” means the currency of the United States.
     9.9. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to the other in any manner by any representations, warranties, covenants and agreements other than those specifically set forth herein.
     9.10 VENUE. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Broward County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.
     9.11 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.
     9.12 ATTORNEYS’ FEES. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

EXECUTION COPY
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BIOHEART, INC.

BY:

Name:
Title:

Howard Leonhardt

Brenda Leonhardt

Exhibit 3(d)
Litigation / Threatened Proceeding
Law Litigation
     On March 9, 2007, Peter K. Law, Ph.D. and Cell Transplants Asia, Limited, or the Plaintiffs, filed a complaint against Bioheart, Inc. (referred to herein as “us” or “we”) and Howard J. Leonhardt, individually, in the United States District Court, Western District of Tennessee. On February 7, 2000, we entered a license agreement, or the Original Law License Agreement, with Dr. Law and Cell Transplants International pursuant to which Dr. Law and Cell Transplants International granted us a license to certain patents, including the Primary MyoCell Patent, or the Law IP. The parties executed an addendum to the Original Law License Agreement, or the License Addendum, in July 2000, the provisions of which amended a number of terms of the Original License Agreement.
     More specifically, the Original License Agreement provided, among other things:
•	The parties agreed that we would issue, and we did issue, to Cell Transplants International a five-year warrant exercisable for 1.2 million shares of our common stock at an exercise price of $8.00 per share instead of, as originally contemplated under the Original Law License Agreement, issuing to Cell Transplants International or Dr. Law 600,000 shares of our common stock and options to purchase 600,000 shares of our common stock at an exercise price of $1.80.

•	The parties agreed that our obligation to pay Cell Transplants International a $3 million milestone payment would be triggered upon our commencement of a bona fide U.S. Phase II human clinical trial that utilizes technology claimed under the Law IP instead of, as originally contemplated under the Original Law License Agreement, upon initiation of a FDA approved human clinical trial study of such technology in the United States.
     The Plaintiffs are not challenging the validity of our license of the Law IP, but rather are alleging and seeking, among other things, a declaratory judgment that the License Addendum fails for lack of consideration. Based upon this argument, the Plaintiffs allege that we are in breach of the terms of the Original Law License Agreement for failure to, among other things, (i) issue to Cell Transplants International or Peter Law the 600,000 shares of our common stock and options to purchase 600,000 shares of our common stock contemplated by the Original Law License Agreement and (ii) pay Cell Transplants International the $3 million milestone payment upon our commencement of a FDA approved human clinical study of MyoCell in the United States.
     The Plaintiffs have alleged, among other things, certain other breaches of the Original Law License Agreement not modified by the License Addendum including a purported breach of our obligation to pay Plaintiffs royalties on gross sales of products that directly read upon the claims of the Primary MyoCell Patent and a purported breach of the contractual restriction on sublicensing the Primary MyoCell Patent to third parties. The Plaintiffs are also alleging that we and Mr. Leonhardt engaged in a civil conspiracy against the Plaintiffs and that the court should toll any periods of limitation running against the Plaintiffs to bring any causes of action arising from or which could arise from the alleged breaches.

     In addition to seeking a declaratory judgment that the License Addendum is not enforceable, the Plaintiffs are also seeking an accounting of all revenues, remunerations or benefits derived by us or Mr. Leonhardt from sales, provision and/or distribution of products and services that read directly on the Law IP, compensatory and punitive monetary damages and preliminary and permanent injunctive relief to prohibit us from sublicensing our rights to third parties.
     We believe this lawsuit is without merit and intend to defend the action vigorously. While the complaint does not appear to challenge our rights to license this patent and we believe this lawsuit is without merit, this litigation, if not resolved to the satisfaction of both parties, may adversely impact our relationship with Dr. Law and could, if resolved unfavorably to us, adversely affect our MyoCell commercialization efforts.
Threatened Proceeding
     We received notice of a potential claim by an existing shareholder, Steve May. Mr. May claims that he filed a complaint with the Securities and Exchange Commission on May 15, 2007 apparently in connection with a request that the Company transfer to his name certain shares that were previously issued in the name of another shareholder. Our counsel is currently attempting to contact Mr. May to discuss the details of the transfers Mr. May is seeking to make. As best as we can tell, the issue involves no more than 12,500 shares, but we are still seeking to understand Mr. May’s position/rights.